May 6, 2025

ARRAY Technologies, Inc. Reports Financial Results for the First Quarter 2025

Strong operational execution drives first-quarter results above revenue and earnings guidance

2025 First Quarter Highlights
•Revenue of $302.4 million
•Gross Margin of 25.3%
•Adjusted gross margin(1) of 26.5%
•Net income to common shareholders of $2.3 million
•Adjusted EBITDA(1) of $40.6 million
•Net income per basic and diluted share of $0.02
•Adjusted net income per diluted share(1) of $0.13
•Total executed contracts and awarded orders at March 31, 2025 were $2.0 billion
•Successfully amended and extended our Revolving Credit Facility(2)

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies, Inc. (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology products, systems and services, today announced financial results for its first quarter ended March 31, 2025.

“ARRAY is off to a great start for 2025 with first quarter high double digits revenue growth compared with the first quarter of 2024, and achieving the second largest quarter of volume shipped since 2023, indicating solid market share recovery and the strength of our execution capabilities. We are now able to provide customers with quotes for our 100% domestic content trackers under Table I of the Inflation Reduction Act (“IRA”), an important milestone for ARRAY, reflecting our continued commitment to supply chain resilience and ability to minimize effects of geopolitical uncertainty, including tariffs. With electricity demand increasing and utility-scale solar being the lowest cost and fastest-growing energy source, domestic customers are expressing greater interest in Volume Commitment Agreements, and we are well positioned to help our customers deploy projects quickly and efficiently. We have a strong orderbook with 18% sequential growth in contracting for the quarter, gaining meaningful traction with Independent Power Producers across Europe, the Middle East and Asia, where we are seeing strong contracting momentum.” said Chief Executive Officer, Kevin G. Hostetler.

Mr. Hostetler continued, “Amidst global economic uncertainty related to tariffs, and potential changes to the IRA, we are confident in our ability to navigate changes in the utility-scale solar landscape. As we look forward to building on a strong first quarter, we have flexibility with the strength of our available liquidity, no near-term refinancing requirements, robust operational capabilities and an agile team. We maintain our full year 2025 guidance and remain focused on long-term value creation, deepening customer partnerships, and demonstrating consistent product leadership.”

Full Year 2025 Guidance
For the year ending December 31, 2025, the Company maintains guidance:
•Revenue to be in the range of $1.05 billion to $1.15 billion
•Adjusted EBITDA(3)(4) to be in the range of $180 million to $200 million
•Adjusted net income per share(3)(4) to be in the range of $0.60 to $0.70

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) Matures October 2028 or July 2027 if Term Loan under the Credit Agreement remains outstanding as of July 2027.
(3) Guidance includes benefits related to the Inflation Reduction Act Section 45X Advanced Manufacturing Production Credit for torque tube and structural fastener manufacturing.
(4) A reconciliation of projected Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2025 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Supplemental Presentation and Conference Call Information
ARRAY has posted a supplemental presentation to its website, which will be discussed during the conference call hosted by management today (May 6, 2025) at 8:00 a.m. (ET). The conference call can be accessed live over the phone by dialing (877)869-3847 (domestic) or (201)689-8261 (international) and entering the passcode 13752974, or via webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://ir.arraytechinc.com. A telephonic replay will be available approximately three hours after the call by dialing (877)660-6853 (domestic), or (201)612-7415 (international), with the passcode 13752974. The replay will be available until 11:59 p.m. (ET) on May 20, 2025. The online replay will be available for 30 days on the same website, immediately following the call.

About ARRAY Technologies, Inc.
ARRAY Technologies, Inc. (NASDAQ: ARRY) is a leading global provider of solar tracking technology to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, software platforms and field services combine to maximize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology - relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:
Keith Jennings
505-437-0010
investors@arraytechinc.com

Media Contact:
Nicole Stewart
505-589-8257

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing and investment plans, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating the implementation of tariffs and changes in trade policy, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms.
Array’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in the cost and availability of raw materials as a result of tariffs and other geopolitical uncertainty, changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; factors affecting viability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; a failure to maintain an effective system of integrated internal controls over financial reporting; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers, including our ability to optimize those changes brought about by the passage of the IRA or any repeal thereof; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this press release with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, Adjusted general and administrative expense and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and (ii) other costs if applicable. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common shareholders plus (i) other expense, net, (ii) foreign currency (gain) loss, net, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax expense (benefit), (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, and (xii) other costs. We define Adjusted net income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) Series A preferred stock accretion, (v) equity-based compensation, (vi) change in fair value of contingent consideration, (vii) certain legal expenses, (viii) other costs, and (ix) income tax (benefit) expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity based compensation, (ii) certain legal expenses, and (iii) other costs. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment.

A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this press release. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business.

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$348,324	$362,992
Restricted cash	1,169	1,149
Accounts receivable, net of allowance of $6,601 and $4,848, respectively	282,575	275,838
Inventories, net	186,875	200,818
Prepaid expenses and other	157,348	157,927
Total current assets	976,291	998,724

Property, plant and equipment, net	28,740	26,222
Goodwill	164,221	160,189
Other intangible assets, net	176,347	181,409
Deferred income tax assets	16,049	17,754
Other assets	64,110	41,701
Total assets	$1,425,758	$1,425,999

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$153,781	$172,368
Accrued expenses and other	77,576	91,183
Accrued warranty reserve	2,045	2,063
Income tax payable	8,734	5,227
Deferred revenue	120,225	119,775
Current portion of contingent consideration	2,528	1,193
Current portion of debt	34,472	30,714
Other current liabilities	9,132	15,291
Total current liabilities	408,493	437,814

Deferred income tax liabilities	21,634	21,398
Contingent consideration, net of current portion	5,179	7,868
Other long-term liabilities	17,311	18,684
Long-term warranty	5,021	4,830
Long-term debt, net of current portion	644,520	646,570
Total liabilities	1,102,158	1,137,164

Commitments and contingencies (Note 11)

Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 468,122 and 460,920 shares issued as of March 31, 2025 and December 31, 2024, respectively; liquidation preference of $493.1 million at both dates	421,374	406,931

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	March 31, 2025	December 31, 2024
Stockholders’ equity
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 152,512,805 and 151,951,652 shares issued at respective dates	151	151
Additional paid-in capital	286,079	297,780
Accumulated deficit	(353,878)	(370,624)
Accumulated other comprehensive income	(30,126)	(45,403)
Total stockholders’ equity	(97,774)	(118,096)
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,425,758	$1,425,999

Array Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$302,363	$153,403
Cost of revenue
Cost of product and service revenue	222,296	94,674
Amortization of developed technology	3,639	3,639
Total cost of revenue	225,935	98,313
Gross profit	76,428	55,090

Operating expenses
General and administrative	43,945	37,784
Change in fair value of contingent consideration	(150)	(735)
Depreciation and amortization	5,349	9,627
Total operating expenses	49,144	46,676

Income from operations	27,284	8,414

Other expense, net	23	814
Interest income	3,319	3,680
Foreign currency gain (loss), net	689	(499)
Interest expense	(8,035)	(8,940)
Total other expense, net	(4,004)	(4,945)

Income before income tax expense	23,280	3,469
Income tax expense	6,534	1,304
Net income	16,746	2,165
Preferred dividends and accretion	14,443	13,502
Net income (loss) to common shareholders	$2,303	$(11,337)

Income (loss) per common share
Basic	$0.02	$(0.07)
Diluted	$0.02	$(0.07)
Weighted average number of common shares outstanding
Basic	152,076	151,351
Diluted	152,783	151,351

Array Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income	$16,746	$2,165
Adjustments to reconcile net income to cash provided by operating activities:
Provision for bad debts	1,671	896
Deferred tax expense (benefit)	1,024	(13)
Depreciation and amortization	5,932	10,125
Amortization of developed technology	3,639	3,639
Amortization of debt discount and issuance costs	1,506	1,553
Equity-based compensation	2,798	3,926
Change in fair value of contingent consideration	(150)	(735)
Warranty provision	1,720	(1,138)
Inventory reserve	839	600
Changes in working capital, net	(48,784)	26,484
Net cash provided by (used in) operating activities	(13,059)	47,502
Investing activities
Purchase of property, plant and equipment	(2,352)	(2,396)
Retirement/disposal of property, plant and equipment	—	10
Net cash used in investing activities	(2,352)	(2,386)
Financing activities
Proceeds from issuance of other debt	7,862	2,283
Principal payments on other debt	(7,294)	(3,781)
Principal payments on term loan facility	(1,075)	(1,070)
Contingent consideration payments	(1,204)	(1,427)
Other financing	(14)	(580)
Net cash used in financing activities	(1,725)	(4,575)
Effect of exchange rate changes on cash and cash equivalent balances	2,488	(2,001)
Net change in cash and cash equivalents and restricted cash	(14,648)	38,540
Cash and cash equivalents, and restricted cash beginning of period	364,141	249,080
Cash and cash equivalents and restricted cash, end of period	$349,493	$287,620

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended March 31,
	2025	2024
Revenue	302,363	153,403
Cost of revenue	225,935	98,313
Gross profit	76,428	55,090
Gross margin	25.3%	35.9%

Amortization of developed technology	3,639	3,639
Adjusted gross profit	80,067	58,729
Adjusted gross margin	26.5%	38.3%

The following table reconciles net income (loss) to Adjusted EBITDA:

	Three Months Ended March 31,
	2025	2024
Net income	$16,746	$2,165
Preferred dividends and accretion	14,443	13,502
Net income (loss) to common shareholders	$2,303	$(11,337)
Other expense, net	(3,342)	(4,494)
Foreign currency gain (loss), net	(689)	499
Preferred dividends and accretion	14,443	13,502
Interest expense	8,035	8,940
Income tax expense (benefit)	6,534	1,304
Depreciation expense	1,043	883
Amortization of intangibles	4,889	9,254
Amortization of developed technology	3,639	3,639
Equity-based compensation	2,798	4,020
Change in fair value of contingent consideration	(150)	(735)
Certain legal expenses(a)	1,083	730
Other costs(b)	—	42
Adjusted EBITDA	$40,586	$26,247

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) For the three months ended March 31, 2024, other costs represent costs related to Capped-Call treatment evaluation for prior year.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles net income (loss) to Adjusted net income:

	Three Months Ended March 31,
	2025	2024
Net income	$16,746	$2,165
Preferred dividends and accretion	14,443	13,502
Net income (loss) to common shareholders	$2,303	$(11,337)
Amortization of Intangibles	4,889	9,254
Amortization of developed technology	3,639	3,639
Amortization of debt discount and issuance costs	1,393	1,552
Series A Pref stock accretion	7,241	6,665
Equity based compensation	2,798	4,020
Change in fair value of contingent consideration	(150)	(735)
Certain legal expenses (a)	1,083	730
Other costs(b)	—	42
Income tax expense of adjustments(c)	(3,474)	(4,852)
Adjusted net income	$19,722	$8,978

Income (loss) per common share
Basic	$0.02	$(0.07)
Diluted	$0.02	$(0.07)
Weighted average number of common shares outstanding
Basic	152,076	151,351
Diluted	152,783	151,351

Adjusted net income per common share
Basic	$0.13	$0.06
Diluted	$0.13	$0.06
Weighted average number of common shares outstanding
Basic	152,076	151,351
Diluted	152,783	152,243

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) For the three months ended March 31, 2024, other costs represent costs related to Capped-Call treatment evaluation for prior year.

(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles General and administrative expense to Adjusted general and administrative expense:

	Three Months Ended March 31,
	2025	2024
General and administrative expense	43,945	37,784
Equity based compensation	(2,798)	(4,020)
Certain legal expenses(a)	(1,083)	(730)
Other costs(b)	—	(42)
Adjusted general and administrative expense	40,064	32,992

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) For the three months ended March 31, 2024, other costs represent costs related to Capped-Call treatment evaluation for prior year.

The following table reconciles cash provided by (used in) operating activities to Free cash flow:

	Three Months Ended March 31,
	2025	2024
Net cash provided by (used in) operating activities	(13,059)	47,502
Purchase of property, plant and equipment	(2,352)	(2,396)
Free cash flow	(15,411)	45,106